UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2022

(Exact name of registrant as specified in its charter)

Customers Bancorp, Inc.

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)
701 Reading Avenue
West Reading PA 19611
(Address of principal executive offices, including zip code)
(610) 933-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Voting Common Stock, par value $1.00 per share	CUBI	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, par value $1.00 per share	CUBI/PE	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, par value $1.00 per share	CUBI/PF	New York Stock Exchange
5.375% Subordinated Notes due 2034	CUBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2022, the Board of Directors (the "Board") of Customers Bancorp, Inc. (the "Company"), appointed Army Brigadier General Bernard B. Banks and Robert N. Mackay to serve as a directors, effective immediately.

Retired Army Brigadier General Bernard B. Banks, Ph.D. is the Associate Dean, Leadership Development and Inclusion and Clinical Professor of Management at Northwestern University’s Kellogg School of Management. He is a 1987 graduate of the US Military Academy and earned his Ph.D. in Social-Organizational Psychology from Columbia University in 2011.

Robert N. Mackay, is the Chief Executive Officer of Regnology, a leader in banking compliance technology for the largest European markets. He is a 1995 graduate of Magdalen College, University of Oxford.

The size of the Company’s Board will increase to nine members. Dr. Banks will serve as a director in Class II, with a term expiring at the Company's annual meeting of shareholders in 2022. Mr. Mackay will serve as a director in Class III, with a term expiring at the Company's annual meeting of shareholders in 2023. Each of Dr. Banks and Mr. Mackay will serve as a member of the Board Environment, Social and Governance (ESG) Committee and the Directors’ Risk Committee. Prior to their appointments to the Company’s Board of Directors, each of Dr. Banks and Mr. Mackay served as a director of the Company’s wholly owned subsidiary, Customers Bank, and each will continue to serve in such capacity.

Neither Dr. Banks nor Mr. Mackay was selected as a director pursuant to any arrangement or understanding between him and any other person and there are no related party transactions between the Company and either Dr. Banks or Mr. Mackay reportable under Item 404(a) of Regulation S-K. In connection with his service as a director, Dr. Banks and Mr. Mackay will each be entitled to the same compensation and benefits made available to the Company's non-employee directors generally, which compensation will be pro-rated for service until the end of the current fiscal year.

A copy of the press release announcing the appointment of Dr. Banks and Mr. Mackay is attached hereto as Exhibit 99.1 and incorporated into this Item 5.02 by reference.

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Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
Exhibit 99.1	Press Release dated January 27, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Carla A. Leibold
Name: Carla A. Leibold
Title: Executive Vice President - Chief Financial Officer

Date: January 27, 2022

EXHIBIT INDEX

Exhibit	Description
Exhibit 99.1	Press Release dated January 27, 2022.